Exhibit 99.1


                  Praxair Reports Record Fourth-Quarter Results


     DANBURY, Conn.--(BUSINESS WIRE)--Jan. 25, 2006--Praxair, Inc. (NYSE: PX) announced record fourth-quarter income, before an accounting change, of $220 million and earnings per share of 67 cents, up 22% from the prior year. Reported net income including the adoption of an accounting change (see Note) was $214 million and diluted earnings per share were 65 cents.
     Sales in the fourth quarter rose 13% to $2,020 million, compared to $1,786 million in the 2004 quarter. Operating profit grew 19% to $345 million versus $289 million in last year's period. Sales and operating profit increased in every geographic region.
     For the full year of 2005, Praxair reported net income of $726 million, and diluted earnings per share of $2.20. Income before the accounting change and adjusted for an income tax charge taken in the third quarter was $2.50 per diluted share, up 19% from 2004. Full-year sales were $7,656 million, 16% higher than sales in 2004.
     Commenting on the fourth quarter results, Dennis H. Reilley, chairman and chief executive officer, said, "We delivered record results in all of our markets through successful implementation of new growth initiatives, while continuing to supply the highest level of service to our customers."
     In North America, sales in the fourth quarter of $1,253 million rose 11% from $1,130 million in the year-ago quarter. Higher sales to manufacturing markets, strong oil and gas well services business, strong packaged-gases sales, and favorable pricing comparisons drove the year-over-year sales growth. Operating profit grew 20% to a record $193 million from $161 million a year ago.
     In Europe, sales grew 12% to $263 million in the quarter. Excluding currency effects, sales grew 19%, due primarily to the purchase of industrial gas operations in Germany in 2004. Organic business activity remained stable, with 2% overall volume growth in the region. Operating profit grew to $61 million, from $56 million in the year-ago quarter.
     In South America, sales of $314 million grew 33% versus the year-ago quarter, and 14% excluding currency effects. Both higher pricing and higher volumes contributed to underlying sales growth. Sales growth came primarily from healthcare and manufacturing markets. Operating profit rose to $56 million from $41 million in last year's quarter.
     Sales in Asia grew 10% to $148 million in the quarter due to strong demand from electronics, manufacturing and food-freezing markets in China, India, Korea, and Thailand. Operating profit rose to $25 million.
     Praxair Surface Technologies' sales in the quarter were $112 million. Operating profit grew to $10 million versus $7 million in the year-ago quarter. Demand for OEM aviation coatings and sales of thermal spray powders continue to be strong.
     Praxair reported cash flow from operations of $376 million in the fourth quarter. Capital expenditures were $279 million. The company invested $36 million for acquisitions, primarily the purchase of a North American packaged-gas distributor which complements the company's national distribution network. The company's after-tax return-on-capital ratio improved to 13.9% for the quarter.
     For the full year of 2006, Praxair expects sales in the range of $8.1 billion to $8.4 billion, operating profit in the range of $1,350 million to $1,425 million, and diluted earnings per share in the range of $2.65 to $2.75. This guidance includes the effect of expensing stock options, which is estimated at about 8 cents per diluted share. Full-year capital expenditures are expected to be in the area of $900 million to $950 million, supporting a robust backlog of new projects across all geographic regions.
     For the first quarter of 2006, Praxair expects diluted earnings per share in the range of 61 cents to 65 cents, including an estimated 2 cents reduction in earnings per share due to the impact of expensing stock options. Excluding this stock option expense, expected earnings growth would be 7% to 14% above the 2005 first quarter.
     Commenting on Praxair's business outlook, Reilley said, "We have proven our ability to grow the business while increasing returns on capital. Looking forward, we see expanding opportunities for profitable growth across diverse markets, where our capabilities provide a competitive advantage. Our backlog of projects to come on stream in 2006 and 2007, combined with productivity and pricing initiatives, should continue to sustain strong earnings growth for the foreseeable future."
     Praxair is the largest industrial gases company in North and South America, and one of the largest worldwide. Praxair products, services and technologies bring productivity and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, metals and others. More information on Praxair is available on the Internet at www.praxair.com.
     Note: Represents a $6 million non-cash transition charge to earnings for the adoption of FASB Interpretation No. 47 related to conditional asset retirement obligations as a cumulative effect of an accounting change.
     See the attachments for calculations of non-GAAP measures related to net income and earnings per share, adjusted for the impact of a $92 million income tax charge in the 2005 third quarter, after-tax return-on-capital, and debt-to-capital ratios.
     Attachments: Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary and Appendix: Non-GAAP Measures
     A teleconference on Praxair's fourth-quarter results is being held this morning, January 25, at 11:00 am Eastern Time. The number is (617) 213 -8838 --
Passcode: 63432374. The call also is available as a web cast at www.praxair.com/investors. Materials to be used in the teleconference are available on www.praxair.com/investors.

     This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; the degree of inflation in wages and other compensation; the ability to attain expected operational efficiencies; changes in foreign currencies and interest rates; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; the impact of changes in financial accounting standards; the impact of tax and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of litigation; future financial and operating performance of major customers and industries served; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the projections or estimates contained in the forward-looking statements. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances.


                    PRAXAIR, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF INCOME
             (Millions of dollars, except per share data)
                              (UNAUDITED)

                              Quarter Ended          Year Ended
                               December 31,          December 31,
                           --------------------- ---------------------
                           2005 (a,b)    2004    2005 (a,b)    2004
                           ---------- ---------- ---------- ----------

SALES                      $   2,020  $   1,786  $   7,656  $   6,594
Cost of sales                  1,221      1,094      4,641      3,987
Selling, general and
 administrative                  252        240        987        869
Depreciation and
 amortization                    175        154        665        578
Research and development          22         20         80         77
Other income  (expense) -
 net (c)                          (5)        11         10         20
                           ---------- ---------- ---------- ----------
OPERATING PROFIT                 345        289      1,293      1,103
Interest expense - net            40         40        163        155
                           ---------- ---------- ---------- ----------
INCOME BEFORE INCOME TAXES       305        249      1,130        948
Income taxes (d)                  80         60        376        232
                           ---------- ---------- ---------- ----------
                                 225        189        754        716
Minority interests                (9)        (9)       (37)       (30)
Income from equity
 investments                       4          1         15         11
                           ---------- ---------- ---------- ----------
INCOME BEFORE ACCOUNTING
 CHANGE                          220        181        732        697
Cumulative effect of an
 accounting change (e)            (6)         -         (6)         -
                           ---------- ---------- ---------- ----------
NET INCOME (d)             $     214  $     181  $     726  $     697
                           ========== ========== ========== ==========

PER SHARE DATA (d)
Basic earnings per share:
Income before cumulative
 effect of accounting
 change                    $    0.68  $    0.56  $    2.26  $    2.14
Cumulative effect of
 accounting change (e)         (0.02)         -      (0.02)         -
                           ---------- ---------- ---------- ----------
Net income                 $    0.66  $    0.56  $    2.24  $    2.14
                           ========== ========== ========== ==========

Diluted earnings per
 share:
Income before cumulative
 effect of accounting
 change                    $    0.67  $    0.55  $    2.22  $    2.10
Cumulative effect of
 accounting change (e)         (0.02)         -      (0.02)         -
                           ---------- ---------- ---------- ----------
Net income                 $    0.65  $    0.55  $    2.20  $    2.10
                           ========== ========== ========== ==========


Cash dividends             $    0.18  $    0.15  $    0.72  $    0.60

WEIGHTED AVERAGE SHARES
 OUTSTANDING
Basic shares outstanding
 (000's)                     323,207    324,936    323,765    325,891
Diluted shares outstanding
 (000's)                     329,113    330,851    329,685    331,403


(a) Sales for the 2005 quarter and year increased $35 million and $72 million, respectively, from the incremental contractual pass-through of higher hydrogen feedstock costs, with minimal impact on operating profit compared to 2004.

(b) Sales for the 2005 quarter and year increased $41 million and $239 million, respectively, due to currency effects versus 2004.

(c) Other income (expense) - net for the 2005 quarter includes an additional $8 million charge for insurance matters related to Hurricane Rita.

(d) Income taxes and net income for the 2005 year includes a $92 million charge ($0.28 per diluted share) recorded in the 2005 third quarter related to the Company's repatriation of $1.1 billion of foreign earnings pursuant to the American Jobs Creation Act of 2004 and adjustments to tax reserves.

(e) Represents a $6 million non-cash transition charge to earnings for the adoption of FASB Interpretation No. 47 related to conditional asset retirement obligations as a cumulative effect of an accounting change.


                    PRAXAIR, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                         (Millions of dollars)
                              (UNAUDITED)


                                          December 31,   December 31,
                                              2005           2004
                                         -------------- --------------
ASSETS
Cash and cash equivalents                $         173  $          25
Accounts receivable                              1,386          1,231
Inventories                                        373            328
Prepaid and other current assets                   201            160
                                         -------------- --------------
TOTAL CURRENT ASSETS                             2,133          1,744

Property, plant and equipment - net              6,108          5,946
Goodwill                                         1,545          1,551
Other intangibles - net                             81             88
Other assets                                       624            549
                                         -------------- --------------
TOTAL ASSETS                             $      10,491  $       9,878
                                         ============== ==============

LIABILITIES AND EQUITY
Accounts payable                         $         639  $         502
Short-term debt                                    231            454
Current portion of long-term debt                  290            195
Other current liabilities                          841            724
                                         -------------- --------------
TOTAL CURRENT LIABILITIES                        2,001          1,875

Long-term debt                                   2,926          2,876
Other long-term liabilities                      1,460          1,294
                                         -------------- --------------
TOTAL LIABILITIES                                6,387          6,045

Minority interests                                 202            225
Shareholders' equity                             3,902          3,608
                                         -------------- --------------
TOTAL LIABILITIES AND EQUITY             $      10,491  $       9,878
                                         ============== ==============


                    PRAXAIR, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (Millions of dollars)
                              (UNAUDITED)


                                     Quarter Ended      Year Ended
                                     December 31,      December 31,
                                   ----------------- -----------------
                                     2005     2004     2005     2004
                                   -------- -------- -------- --------

OPERATIONS
  Net income                       $   214  $   181  $   726  $   697
  Depreciation and amortization        175      154      665      578
  Accounting change                      6        -        6        -
  Working capital                      (36)      34      (37)     (68)
  Long-term assets and liabilities
   and other                            17       59      115       36
                                   -------- -------- -------- --------
     Net cash provided by
      operating activities             376      428    1,475    1,243
                                   -------- -------- -------- --------

INVESTING
  Capital expenditures                (279)    (243)    (877)    (668)
  Acquisitions                         (36)    (676)     (44)    (929)
  Divestitures and asset sales           9        5       34       45
                                   -------- -------- -------- --------
     Net cash used for investing
      activities                      (306)    (914)    (887)  (1,552)
                                   -------- -------- -------- --------

FINANCING
  Debt increase (decrease) - net       189      598       (3)     666
  Issuance of common stock              50       58      242      212
  Purchases of common stock            (64)    (124)    (396)    (394)
  Cash dividends                       (59)     (49)    (233)    (195)
  Minority transactions and other      (30)       4      (48)      (8)
                                   -------- -------- -------- --------
     Net cash (used for) provided
      by financing activities           86      487     (438)     281

Effect of exchange rate changes on
 cash and cash equivalents              (2)       2       (2)       3
                                   -------- -------- -------- --------

Change in cash and cash
 equivalents                           154        3      148      (25)

Cash and cash equivalents,
 beginning-of-period                    19       22       25       50
                                   -------- -------- -------- --------

Cash and cash equivalents,
 end-of-period                     $   173  $    25  $   173  $    25
                                   ======== ======== ======== ========


                    PRAXAIR, INC. AND SUBSIDIARIES
                          SEGMENT INFORMATION
                         (Millions of dollars)
                              (UNAUDITED)

                                     Quarter Ended      Year Ended
                                     December 31,      December 31,
                                   ----------------- -----------------
                                     2005     2004     2005     2004
                                   -------- -------- -------- --------

SALES
  North America (a)                $ 1,253  $ 1,130  $ 4,680  $ 4,191
  Europe (b)                           263      234    1,105      847
  South America (c)                    314      236    1,126      866
  Asia (d)                             148      134      543      487
  Surface Technologies (e)             112      116      475      447
  Elimination                          (70)     (64)    (273)    (244)
                                   -------- -------- -------- --------
       Total sales                 $ 2,020  $ 1,786  $ 7,656  $ 6,594
                                   ======== ======== ======== ========

SEGMENT OPERATING PROFIT
  North America (a)                $   193  $   161  $   685  $   623
  Europe                                61       56      263      214
  South America                         56       41      202      152
  Asia                                  25       24       95       80
  Surface Technologies                  10        7       48       34
                                   -------- -------- -------- --------
       Total operating profit      $   345  $   289  $ 1,293  $ 1,103
                                   ======== ======== ======== ========

(a) North American 2005 sales for the quarter and year increased $35 million and $72 million, respectively, from the contractual pass-through of higher hydrogen feedstock costs, with minimal impact on operating profit compared to 2004. Sales for the quarter and year increased $12 million and $56 million, respectively, due to currency effects versus 2004.

(b) European 2005 sales for the quarter and year include $40 million and $234 million, respectively, related to the acquisition of certain industrial gas assets and related businesses in Germany. Sales decreased $16 million and increased $9 million for the quarter and year, respectively, due to currency effects versus 2004.

(c) South American 2005 sales for the quarter and year increased $45 million and $149 million, respectively, due to currency effects versus 2004.

(d) Asian 2005 sales for the quarter and year increased $3 million and $19 million, respectively, due to currency effects versus 2004.

(e) Surface Technologies 2005 sales decreased $3 million and increased $6 million for the quarter and year, respectively, due to currency effects versus 2004.


                    PRAXAIR, INC. AND SUBSIDIARIES
                      QUARTERLY FINANCIAL SUMMARY
             (Millions of dollars, except per share data)
                              (UNAUDITED)


                                                2005
                               ---------------------------------------
                                  Q4       Q3(a)      Q2        Q1
FROM THE INCOME STATEMENT
Sales                          $  2,020  $  1,890  $  1,919  $  1,827
Cost of sales                     1,221     1,144     1,167     1,109
Selling, general and
 administrative                     252       243       247       245
Depreciation and amortization       175       165       163       162
Research and development             22        19        19        20
Other income (expenses) - net        (5)       (2)       (1)       18
                               ---------------------------------------
Operating profit                    345       317       322       309
Interest expense - net               40        40        41        42
Income taxes                         80       163        64        69
Minority interests                   (9)       (8)      (13)       (7)
Income from equity investments        4         2         5         4
                               ---------------------------------------
Income before cumulative
 effect of accounting change        220       108       209       195
Cumulative effect of
 accounting change                   (6)        -         -         -
                               ---------------------------------------
Net income                     $    214  $    108  $    209  $    195
                               =======================================

PER SHARE DATA
Diluted earnings per share:
Income before cumulative
 effect of accounting change   $   0.67  $   0.33  $   0.63  $   0.59
Accounting change                 (0.02)        -         -         -
                               ---------------------------------------
Net income                     $   0.65  $   0.33  $   0.63  $   0.59
                               =======================================
Cash dividends per share       $   0.18  $   0.18  $   0.18  $   0.18
Diluted weighted average
 shares outstanding (000's)     329,113   329,993   329,818   329,669

FROM THE BALANCE SHEET
Total debt                     $  3,447  $  3,272  $  3,327  $  3,449
Total capital (b)                 7,551     7,370     7,373     7,321
Debt-to-capital ratio (b)          45.6%     44.4%     45.1%     47.1%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations      $    376  $    420  $    390  $    289
Capital expenditures                279       235       198       165
Acquisitions                         36         3         3         2
Cash dividends                       59        58        58        58

OTHER INFORMATION
Number of employees              27,306    27,222    27,134    27,082
After-tax return on capital
 (ROC) (b)                         13.9%      7.9%     13.7%     12.7%

SEGMENT DATA
SALES
-----
North America                  $  1,253  $  1,159  $  1,153  $  1,115
Europe                              263       262       293       287
South America                       314       293       274       245
Asia                                148       136       137       122
Surface Technologies                112       121       124       118
Eliminations                        (70)      (81)      (62)      (60)
                               ---------------------------------------
    Total                      $  2,020  $  1,890  $  1,919  $  1,827
                               =======================================
OPERATING PROFIT
----------------
North America                  $    193  $    165  $    161  $    166
Europe                               61        63        72        67
South America                        56        52        51        43
Asia                                 25        24        24        22
Surface Technologies                 10        13        14        11
                               ---------------------------------------
    Total                      $    345  $    317  $    322  $    309
                               =======================================


                                                2004
                               ---------------------------------------
                                  Q4        Q3        Q2        Q1
FROM THE INCOME STATEMENT
Sales                          $  1,786  $  1,674  $  1,603  $  1,531
Cost of sales                     1,094     1,019       966       908
Selling, general and
 administrative                     240       218       207       204
Depreciation and amortization       154       145       140       139
Research and development             20        19        19        19
Other income (expenses) - net        11         7         3        (1)
                               ---------------------------------------
Operating profit                    289       280       274       260
Interest expense - net               40        39        39        37
Income taxes                         60        61        55        56
Minority interests                   (9)       (6)       (9)       (6)
Income from equity investments        1         3         4         3
                               ---------------------------------------
Income before cumulative
 effect of accounting change        181       177       175       164
Cumulative effect of
 accounting change                    -         -         -         -
                               ---------------------------------------
Net income                     $    181  $    177  $    175  $    164
                               =======================================

PER SHARE DATA
Diluted earnings per share:
Income before cumulative
 effect of accounting change   $   0.55  $   0.53  $   0.53  $   0.49
Accounting change                     -         -         -         -
                               ---------------------------------------
Net income                     $   0.55  $   0.53  $   0.53  $   0.49
                               =======================================
Cash dividends per share       $   0.15  $   0.15  $   0.15  $   0.15
Diluted weighted average
 shares outstanding (000's)     330,851   331,919   330,897   331,573

FROM THE BALANCE SHEET
Total debt                     $  3,525  $  2,887  $  3,021  $  2,843
Total capital (b)                 7,358     6,462     6,405     6,177
Debt-to-capital ratio (b)          47.9%     44.7%     47.2%     46.0%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations      $    428  $    382  $    252  $    181
Capital expenditures                243       161       140       124
Acquisitions                        676         5       248         -
Cash dividends                       49        49        48        49

OTHER INFORMATION
Number of employees              27,020    26,579    26,568    25,281
After-tax return on capital
 (ROC) (b)                         12.7%     13.2%     13.5%     12.9%

SEGMENT DATA
SALES
-----
North America                  $  1,130  $  1,085  $  1,016  $    960
Europe                              234       198       207       208
South America                       236       219       211       200
Asia                                134       123       121       109
Surface Technologies                116       109       111       111
Eliminations                        (64)      (60)      (63)      (57)
                               ---------------------------------------
    Total                      $  1,786  $  1,674  $  1,603  $  1,531
                               =======================================
OPERATING PROFIT
----------------
North America                  $    161  $    157  $    156  $    149
Europe                               56        54        52        52
South America                        41        40        39        32
Asia                                 24        20        19        17
Surface Technologies                  7         9         8        10
                               ---------------------------------------
    Total                      $    289  $    280  $    274  $    260
                               =======================================

(a) Income taxes and net income include a $92 million charge ($0.28 per diluted share) related to the Company's repatriation of $1.1 billion of foreign earnings pursuant to the American Jobs Creation Act of 2004 and adjustments to tax reserves. ROC was reduced by 5.0% as a result of this charge.

(b) Non-GAAP measure, see Appendix


                    PRAXAIR, INC. AND SUBSIDIARIES
                               APPENDIX
                           NON-GAAP MEASURES
                     (Dollar amounts in millions)
                              (UNAUDITED)

Definitions of the following non-GAAP measures may not be comparable to similar definitions used by other companies. Praxair believes that its debt-to-capital ratio is appropriate for measuring its financial leverage. The company believes that its after-tax return on invested capital ratio is an appropriate measure for judging performance as it reflects the approximate after-tax profit earned as a percentage of investments by all parties in the business (debt, minority interests and shareholders' equity). The company believes that the adjusted ROC amount will help investors understand underlying performance on a comparable basis.


                                        2005
                ------------------------------------------------------
                 Year    Year     Q4     Q3     Q3(a)    Q2      Q1
                Adj.(a)                Adj.(a)
Total Capital
-------------
 Total debt             $3,447  $3,447         $3,272  $3,327  $3,449
 Minority
  interests                202     202            225     225     221
 Shareholders'
  equity                 3,902   3,902          3,873   3,821   3,651
                --------------- --------------------------------------
  Total Capital         $7,551  $7,551         $7,370  $7,373  $7,321
                =============== ======================================

Debt-to-Capital
 Ratio                    45.6%   45.6%          44.4%   45.1%   47.1%
--------------- =============== ======================================


After-Tax Return on Capital (ROC)
---------------------------------

 Operating
  profit        $ 1,293 $1,293  $  345 $   317 $  317  $  322  $  309
 Less: reported
  taxes            (376)  (376)    (80)   (163)  (163)    (64)    (69)
 Add: income
  tax charge         92      -       -      92      -       -       -
 Less: tax
  benefit on
  interest
  expense           (42)   (42)    (10)    (10)   (10)    (11)    (11)
 Add: income
  from equity
  investments        15     15       4       2      2       5       4
                --------------- --------------------------------------
 Net operating
  profit after-
  tax (NOPAT)   $   982 $  890  $  259 $   238 $  146  $  252  $  233

 Beginning
  capital       $ 7,358 $7,358  $7,370 $ 7,373 $7,373  $7,321  $7,358
 Ending
  capital       $ 7,551 $7,551  $7,551 $ 7,370 $7,370  $7,373  $7,321
 Average
  capital       $ 7,455 $7,455  $7,461 $ 7,372 $7,372  $7,347  $7,340

 ROC %             13.2%  11.9%    3.5%    3.2%   2.0%    3.4%    3.2%

  ROC %
   (annualized)    13.2%  11.9%   13.9%   12.9%   7.9%   13.7%   12.7%
                =============== ======================================


                                               2004
                              ----------------------------------------
                                Year     Q4      Q3      Q2      Q1
Total Capital
-------------
 Total debt                   $ 3,525  $3,525  $2,887  $3,021  $2,843
 Minority interests               225     225     206     203     198
 Shareholders' equity           3,608   3,608   3,369   3,181   3,136
                              -------- -------------------------------
  Total Capital               $ 7,358  $7,358  $6,462  $6,405  $6,177
                              ======== ===============================

Debt-to-Capital Ratio            47.9%   47.9%   44.7%   47.2%   46.0%
---------------------         ======== ===============================


After-Tax Return on Capital (ROC)
---------------------------------

 Operating profit             $ 1,103  $  289  $  280  $  274  $  260
 Less: reported taxes            (232)    (60)    (61)    (55)    (56)
 Add: income tax charge                     -       -       -       -
 Less: tax benefit on
  interest expense                (39)    (10)    (10)    (10)     (9)
 Add: income from
  equity investments               11       1       3       4       3
                              -------- -------------------------------
 Net operating profit
  after-tax (NOPAT)           $   843  $  220  $  212  $  213  $  198

 Beginning capital            $ 6,099  $6,462  $6,405  $6,177  $6,099
 Ending capital               $ 7,358  $7,358  $6,462  $6,405  $6,177
 Average capital              $ 6,729  $6,910  $6,434  $6,291  $6,138

 ROC %                           12.5%    3.2%    3.3%    3.4%    3.2%

  ROC % (annualized)             12.5%   12.7%   13.2%   13.5%   12.9%
                              ======== ===============================

(a) Adjusted ROC excludes the impact of a $92 million income tax charge recorded in the 2005 third quarter.


                    PRAXAIR, INC. AND SUBSIDIARIES
                          APPENDIX, CONTINUED
                     NON-GAAP MEASURES, CONTINUED
          (Dollar amounts in millions, except per share data)
                              (UNAUDITED)

The company believes adjusted net income, and diluted EPS amounts, which exclude the impact of a 2005 third quarter $92 million income tax charge, help investors understand underlying performance on a comparable basis.


                             Third      Fourth         Year Ended
                            Quarter    Quarter         December 31,
                                                 ---------------------
Adjusted Net Income and
 Adjusted Diluted EPS         2005       2005       2005       2004
-----------------------    ---------- ---------- ---------- ----------
  Net Income               $     108  $     214  $     726  $     697
  Add: Income tax charge          92          -         92          -
  Add: Cumulative effect
   of accounting change            -          6          6          -
                           ---------- ---------- ---------- ----------
  Adjusted Net Income      $     200  $     220  $     824  $     697
                           ---------- ---------- ---------- ----------

  Diluted weighted average
   shares                    329,993    329,113    329,685    331,403

  Diluted earnings per
   share:
  Net Income               $    0.33  $    0.65  $    2.20  $    2.10
  Add back: income tax
   charge                       0.28          -       0.28          -
  Add back: cumulative
   effect of accounting
   change                          -       0.02       0.02          -
                           ---------- ---------- ---------- ----------
  Adjusted diluted
   earnings per share      $    0.61  $    0.67  $    2.50  $    2.10

                           ========== ========== ========== ==========



     CONTACT: Praxair, Inc.
              Media:
              Susan Szita Gore, 203-837-2311
              susan_szita-gore@praxair.com
               or
              Investors:
              Elizabeth Hirsch, 203-837-2354
              liz_hirsch@praxair.com